SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Board of Governors Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 240.14a-12


                              PACIFIC STATE BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

           _____________________________________________________________________
     (2)   Aggregate number of securities to which transaction applies:

           _____________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           _____________________________________________________________________
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           _____________________________________________________________________
     (5)   Total fee paid:

           _____________________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:______________________________________________
     (2)   Form, Schedule or Registration Statement No.:________________________
     (3)   Filing Party:________________________________________________________
     (4)   Date Filed:__________________________________________________________

                              PACIFIC STATE BANCORP
                               1899 W. March Lane
                           Stockton, California 95207

                  NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

         NOTICE IS HEREBY GIVEN TO SHAREHOLDERS that the 2007 Annual Meeting of Shareholders of Pacific State Bancorp ("Bancorp") will be held Thursday, May 10, 2007, at the main office of Pacific State Bank, 6 South El Dorado, Stockton, California, at 4:30 p.m. for the following purposes:

         1. To elect the following ten (10) persons as directors of Bancorp for the ensuing year: Michael L. Dalton, Maxwell M. Freeman, Harold Hand, Patricia Ann Hatton, Steven J. Kikuchi, Yoshikazu Mataga, Steven A. Rosso, Gary A. Stewart, Kathleen Verner and Russell G. Munson. See "PROPOSAL ONE: ELECTION OF DIRECTORS."

         2. To transact any other business which may properly come before the Annual Meeting and any postponement or adjournment thereof.

         Section 16 of the By-Laws of Bancorp provides for the nomination of Directors in the following manner:

         "Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than 21 days nor more than 60 days prior to any meeting of stockholders called for the election of directors; provided however, that if less than 21 days notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by Section 6 of these By-Laws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee."

         Only those shareholders of record at the close of business on March 15, 2007, will be entitled to notice of and to vote at the Annual Meeting.

Dated: April 13, 2007           By Order of the Board of Directors


                                /s/ RUSSELL G. MUNSON
                                Russell G. Munson, Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

                                                     Mailed to shareholders on
                                                       or about April 13, 2007

                              PACIFIC STATE BANCORP
                                 PROXY STATEMENT

                               1889 W. March Lane
                           Stockton, California 95207
                            Telephone (209) 870-3200


                     INFORMATION CONCERNING THE SOLICITATION

         This Proxy Statement is furnished to solicit proxies for use at the 2007 Annual Meeting of Shareholders (the "Meeting") of Pacific State Bancorp ("Bancorp"), to be held Thursday, May 10, 2007, at 4:30 p.m. at 6 South El Dorado, Stockton, California, and at any and all adjournments thereof.

Revocability of Proxies

         A form of proxy for voting your shares at the Meeting is enclosed. If you execute and deliver this proxy, you will still have the right to and may revoke it at any time before it is exercised by filing with the Secretary of Bancorp a written revocation or a duly executed proxy bearing a later date. In addition, you may revoke your proxy by attending the Meeting and voting in person.

         Subject to your revocation, all shares represented by your properly executed proxy received in time for the Meeting will be voted by the proxy holders in accordance with your instructions specified on the proxy. UNLESS YOU OTHERWISE DIRECT IN THE ACCOMPANYING PROXY, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION OF DIRECTORS NAMED HEREIN. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

Persons Making the Solicitation

         The Board of Directors of Bancorp is making this solicitation. All associated expenses will be borne by Bancorp. Proxies will be solicited principally by mail, but officers, directors, and employees of Bancorp may solicit proxies personally or by telephone, without receiving special compensation for such activities. Bancorp will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose stock in Bancorp is held of record by such entities. In addition, Bancorp may employ others to solicit proxies if management deems it advisable.

Voting Securities

         Bancorp is authorized to issue 24,000,000 shares of Common Stock, no par value, of which 3,676,718 shares were issued and outstanding as of March 15, 2007 (the "Record Date"). All common shares are voting shares, but only shareholders of record as of the Record Date are entitled to notice of and to vote at the Meeting and at any and all postponements or adjournments of it. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the Meeting will constitute a quorum for the purpose of transacting business.

         Each common share is entitled to one vote at the Meeting, except in the election of directors, in which case California law permits a shareholder or the shareholder's proxy holder to cumulate votes. Cumulation of votes means that each shareholder has a number of votes equal to the number of shares owned by the shareholder, multiplied by the number of directors to be elected, and that a shareholder may cumulate such votes for a single candidate or distribute them among as many candidates as the shareholder deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been placed in nomination prior to the voting, and only if the shareholder (or another shareholder) has given notice at the Meeting, prior to the voting, of the shareholder's intention to cumulate votes. Prior to voting, an opportunity will be given for shareholders or their proxies at the Meeting to announce their intention to cumulate their votes. The proxy holders are given discretionary authority to cumulate votes represented by shares for which they are named in the proxy.

         In an election of directors, California law ordinarily provides that the nominees receiving the highest number of affirmative votes of the shares entitled to vote for them, up to the number of directors to be elected by such shares, are elected; votes against the director and votes withheld have no effect

         In addition, a listed corporation such as Bancorp which has eliminated cumulative voting in the election of directors may amend it articles or bylaws to provide that in an uncontested election (an election in which the number of candidates does not exceed the number of directors to be elected), approval of each candidate by a majority of shares present and voting in the election of directors shall be required. Bancorp has not eliminated cumulative voting in the election of directors.

                             PRINCIPAL SHAREHOLDERS

         Except as listed in the table below management of Bancorp does not know of any person who owned, as of the Record Date, beneficially or of record, either individually or together with associates, five percent (5%) or more of the outstanding shares of the Common Stock of Bancorp.

===============================================================================

                               Amount and Nature of
     Name and Address         Beneficial Ownership(1)    Percentage of Ownership
===============================================================================
Maxwell M. Freeman
1818 Grand Canal Boulevard        338,200(30,000)                9.25%
Stockton, CA 95207
-------------------------------------------------------------------------------

Harold Hand, M.D.                 294,408(30,000)                8.04%
36 W. Yokuts, Suite 2
Stockton, CA 95207
-------------------------------------------------------------------------------
Steven A. Rosso
1899 W. March Lane                269,815(66,000)                7.37%
Stockton, CA 95207
===============================================================================


(1) The first number in this column indicates the total number of shares beneficially owned, including (if specified by the number in parenthesis) the numbers of shares which could be acquired by options exercisable within 60 days of the Record Date.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

         The Bylaws of Bancorp fix the number of directors of Bancorp within the range of nine and seventeen; the exact number is set at ten (10) until changed by resolution of the Board of Directors or Bylaw amendment duly adopted by Bancorp's shareholders or the Board of Directors.

Information Concerning Directors

         The table below provides information concerning the nominees of the Board of Directors for election as directors of Bancorp. The persons named are all current members of the Board of Directors, and will be nominated for election as directors at the Meeting, to serve until the 2008 annual meeting of shareholders and until their successors are elected and have qualified.

         Unless otherwise directed, the proxy holders will cast votes so as to effect, if possible, the election of the ten nominees. The ten nominees receiving the most votes will be elected. If any nominee is unable to serve as a director, the proxy will be voted to elect a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. Additional nominations may only be made by complying with the nomination procedures that are included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

===============================================================================

Name                        Age    Director    Principal Occupation
                                   Since
===============================================================================
Michael L. Dalton, C.P.A.   60     1987        Certified Public Accountant,
                                               Certified Financial Planner and
                                               Registered Investment Adviser
-------------------------------------------------------------------------------
Maxwell M. Freeman          69     2000        Attorney - Freeman, D'Auito,
                                               Pierce, Gurev, Keeling & Wolf,
                                               Stockton, California
-------------------------------------------------------------------------------
Harold Hand, M.D.           69     1987        Physician practicing
                                               ophthalmology. Owner and operator
                                               of the Advanced Vision Institute,
                                               Inc., Staff member of Dameron
                                               Hospital and St. Joseph's
                                               Hospital of Stockton
-------------------------------------------------------------------------------
Patricia A. Hatton, M.D     57     1988        Physician practicing obstetrics
                                               and gynecology
-------------------------------------------------------------------------------
Steven J. Kikuchi           49     1987        Registered landscape architect,
                                               contractor and certified
                                               nurseryman
-------------------------------------------------------------------------------
Yoshikazu Mataga            64     1987        Owner and operator of Tracy
                                               Pontiac-Cadillac and GMC Truck
-------------------------------------------------------------------------------
Russell G. Munson           60     2006        Owner, Wine and Roses Hotel,
                                               Restaurant and Spa
-------------------------------------------------------------------------------
Steven A. Rosso             53     1990        President and Chief Executive
                                               Officer of Bancorp
-------------------------------------------------------------------------------
Gary A. Stewart             57     1998        Executive Vice President and
                                               Chief Credit Officer of Bancorp
-------------------------------------------------------------------------------
Kathleen M. Verner          64     1988        Co-owner and Vice President of
                                               Verner Construction Company
                                               (residential and commercial
                                               development firm)
===============================================================================

The following members of the Board of Directors, comprising more than a majority, have been determined by the Board to be "independent" in accordance with Marketplace Rule 4200(A)(15) of the NASD: Michael L. Dalton, Maxwell Freeman, Harold Hand, M.D., Patricia A. Hatton, M.D., Steven J. Kikuchi, Yoshikazu Mataga, Russell G. Munson and Kathleen M. Verner. In addition, former director Philip B. Wallace, who retired from the Board of Directors in 2006, was independent in accordance with the same standard.

Stock Ownership of Management

         The following table lists, as of the Record Date, the number and percentage of shares of Common Stock beneficially owned by each nominee and by the directors and principal officers of Bancorp as a group. The table does not include 78,909 shares held beneficially by Bancorp officers as administrators of the Pacific State Bank Retirement 401(k) Plan. None of the shares are pledged as security.


=============================================================================


Beneficial Owner            Amount and Nature of Beneficial        Percent
                                      Ownership(1)                 of Class
=============================================================================
Michael L. Dalton            156,700(20,686)           1,920        4.28%
-----------------------------------------------------------------------------
Maxwell M. Freeman           338,800(30,000)                        9.25%
-----------------------------------------------------------------------------
Harold Hand, M.D.            294,408(30,000)          19,680        8.04%
-----------------------------------------------------------------------------
Patricia A. Hatton, M.D.     163,250(30,000)          28,616        4.46%
-----------------------------------------------------------------------------
Steven J. Kikuchi            111,116(30,000)             -          3.03%
-----------------------------------------------------------------------------
Yoshikazu Mataga             127,268(10,000)             -          3.48%
-----------------------------------------------------------------------------
Steven A. Rosso              269,851(66,000)           5,822        7.37%
-----------------------------------------------------------------------------
Gary A. Stewart               65,056(38,650)             -          1.78%
-----------------------------------------------------------------------------
Russell G. Munson             14,434                                  *
-----------------------------------------------------------------------------
Kathleen M. Verner           168,040                     -          4.59%
-----------------------------------------------------------------------------
JoAnne C. Roberts                790                                  *
-----------------------------------------------------------------------------
All directors,             1,709,713(255,336)         55,424       46.69%
nominees and
principal officers as
a group (11 in all)
(2)
=============================================================================
(*)  indicates less than 1%

(1) The first number in the first subcolumn indicates the total number of shares beneficially owned, including (as specified by the number in the parenthesis) the number of shares that could be acquired pursuant to stock options exercisable within 60 days of the Record Date. Numbers in the second subcolumn indicate the number of shares (out of the total number of shares beneficially owned) as to which the person or group shares voting and/or investment power.
(2) Principal officers included are the President and Chief Executive Officer, Executive Vice President and Chief Credit Officer, and Senior Vice President and Chief Financial Officer.

Options Outstanding and Available for Issuance at Year-End

         The following table provides information as of December 31, 2006 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance under the Company's 1997 Stock Option Plan

--------------------------------------------------------------------------------
   Plan category        Number of     Weighted-average   Number of securities
                     securities to be     exercise       remaining available for
                       issued upon        price of        future issuance under
                       exercise of      outstanding        equity compensation
                       outstanding        options,          plans (excluding
                    options, warrants   warrants and     securities reflected in
                        and rights         rights              column (a))
                           (a)              (b)                    (c)
-------------------------------------------------------------------------------
      Equity
compensation plans       668,499           $7.04                 65,204
    approved by
 security holders
--------------------------------------------------------------------------------
      Equity
compensation plans
  not approved by         None              NA                     NA
 security holders
--------------------------------------------------------------------------------
       Total             668,499           $7.04                 65,204
--------------------------------------------------------------------------------

The Board of Directors and Committees

         Bancorp's Board of Directors held 14 meetings during 2006. The following members of the Board of Directors, comprising more than a majority, have been determined by the Board to be "independent" in accordance with Marketplace Rule 4200(A)(15) of the NASD: Michael L. Dalton, Maxwell Freeman, Harold Hand, M.D., Patricia A. Hatton, M.D., Steven J. Kikuchi, Yoshikazu Mataga, Russell G. Munson and Kathleen M. Verner. Independent members of the Board met together in two regularly scheduled meetings during 2006 at which only independent directors were present. In addition to meeting as a group to review Bancorp's business, members of the board of directors served on certain standing committees. During 2006, all nominees for director of Bancorp attended more than 75% of the aggregate of the number of meetings held by the board of directors and of all committee meetings on which he or she served.

Personnel Committee

         The Personnel Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the Bank's senior management (management is not compensated for their service to the Company), evaluating the performance of senior management and, either as a committee or together with the other independent members of the Board, determining and approving the compensation level for the Chief Executive Officer, and making recommendations regarding compensation of other executive officers and certain compensation plans to the Board. The Compensation Committee does not presently operate pursuant to a written charter. However, the Bank's Board has adopted a staffing and compensation policy with respect to Bank employees.

Personnel Committee Interlocks and Insider Participation

         The members of the Compensation Committee include Dr. Harold Hand, Michael L. Dalton, Steven Kikuchi, Steven A. Rosso and Kathleen M. Verner. all of whom the Board has determined to be "independent directors" as defined under The Nasdaq Stock Market listing standards, with the exception of Steven A. Rosso. Mr. Rosso is the President and Chief Executive Officer of Bancorp. The Compensation Committee met 3 times in 2006 with Mr. Rosso abstaining from any matter pertaining to his own compensation. Mr. Rosso does not hold a position as a board member of or with the responsibility for the compensation matters of any other entity.

Code of Ethics

         The Board has also adopted a Code of Ethics that applies to all of our employees, officers and directors. A copy of the Code, which complies with the definition of a "code of ethics" under section 406(c) of the Sarbanes-Oxley Act of 2002 and the requirements of Marketplace Rule 4350(n), is available upon request to any stockholder. Requests should be addressed in writing to JoAnne Roberts, Chief Financial Officer, Pacific State Bancorp, 1899 W. March Lane, Stockton, CA 95207.

Nominating Procedures and Policies

         Bancorp has a standing Nominating Committee, comprised of at least three independent directors; the current members of the Nominating Committee include all eight independent members of the Board of Directors. These directors are appointed annually by the independent members of the board. Director independence is determined in accordance with Marketplace Rule 4200(A)(15) of the NASD. Under this definition, an independent director is a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Types of persons deemed not to be independent include (but are not limited to) employees of Bancorp or the Bank; persons (or their family members or affiliate entities) compensated for services other than as a director; and persons (or their family members) who are partners or employees of Bancorp's independent auditors. The nominating committee held one meeting during 2005. The nominating committee's activities are governed by a charter adopted by the Board of Directors

         Bancorp's bylaws prescribe the procedures for direct shareholder nominations of directors. These procedures are reprinted in the Notice of Annual Meeting that accompanies this proxy statement. In his discretion, the chairman of the Annual Meeting may disregard nominations not made in accordance with these procedures and instruct the inspector of elections to disregard all votes cast for such nominees. As a matter of policy, the board of directors will consider for inclusion in Bancorp's proxy statement nominees made in accordance with these procedures and submitted to Bancorp on or before the deadline specified for inclusion of shareholder proposals. For purposes of the 2008 Annual Meeting, that date will be December 15, 2007.

         Each candidate considered by the Nominating Committee is required to complete one or more questionnaires and to provide any additional information which the Nominating Committee considers necessary, including a personal financial statement and a background investigation by an outside firm.

         Candidates are evaluated based on the criteria established by the Nominating Committee, which may include such criteria as a satisfactory background investigation, experience and expertise, financial resources, time availability and community involvement. Candidates selected for consideration as nominees must meet with the Nominating Committee and thereafter with the Board of Directors.

         Any candidates nominated for election to the Board of Directors, including existing members, must be recommended to the Board of Directors by the majority vote of approval of the members of the Nominating Committee and receive a majority of votes in favor of nomination from independent members of the Board of Directors.

         During 2006, the nominating committee proposed the nomination of Russell G. Munson to the Board of Directors. Mr. Munson was unanimously voted on and approved by the Nominating Committee and the Board of Directors. He became a member of the board on June 5, 2006.

Shareholder Communications

         Any shareholder who wishes to communicate with the board or with any committee or individual member may write to the President and Chief Executive Officer at 1899 W. March Lane, Stockton, California 95207, Attention: Board Administration. The letter should indicate that the author is a shareholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

         o Forward the communication to the board or the director or committee to whom it is addressed;
         o Attempt to handle the inquiry directly, for example, if it is a request for information about Bancorp or concerns a stock-related matter; or
         o Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, is hostile, threatening, illegal or otherwise inappropriate, or is otherwise unrelated to the activities, functions and responsibilities of the board.

Attendance at Annual Meetings

         All of the Company's directors are expected and encouraged to attend annual meetings to the extent possible consistent with their other obligations. All of the directors attended the 2006 Annual Meeting

Audit Committee and Audit Committee Financial Expert

         The Audit Committee held 7 meetings during 2006. The Audit Committee consists of the following members of Bancorp's Board of Directors: Michael A. Dalton, Chairman, Yoshikazu Mataga and Patricia Hatton. Michael A. Dalton, CPA is the designated audit committee financial expert. This designation is based upon his experience as a certified public accountant. Each of the members of the Committee is independent as defined under Rule 4200(a)(15), meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), has not participated in the preparation of the financial statements of Bancorp or any of its current subsidiaries at any time during the past three years, and is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. The Board has adopted a written charter to govern the Committee's operations which complies with the requirements of Marketplace Rule 4350(d)(1

         The Committee's responsibilities include providing advice with respect to Bancorp's financial matters and assisting the Board of Directors in discharging its responsibilities regarding corporate accounting. The Committee's primary responsibilities are to: (1) serve as an independent and objective party to monitor Bancorp's financial reporting process and internal control system;
(2) review and evaluate the audit efforts of Bancorp's independent accountants and internal auditor; (3) evaluate Bancorp's quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and
(5) facilitate communication among the independent accountants, financial and senior management, counsel, the internal auditor and the Board of Directors.

                             AUDIT COMMITTEE REPORT

         INFORMATION CONTAINED IN THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS UNDER THE EXCHANGE ACT, NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY SUCH FILING, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

         The Committee has reviewed and discussed the audited financial statements of Bancorp for the fiscal year ended December 31, 2006 with Bancorp's management. The Committee has discussed with Perry-Smith LLP, Bancorp's independent public accountants ("Perry-Smith"), the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has also received the written disclosures and the letter from Perry-Smith required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee has discussed the independence of Perry-Smith with that firm.

         Based on the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that Bancorp's audited financial statements be included in Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Submitted by:

Michael A. Dalton, Chairman
Yosh Mataga
Patricia Hatton


                   EXECUTIVE COMPENSATION AND RELATED MATTERS

                      Compensation Discussion and Analysis

Overview of Compensation Policy

         The Company's Compensation Committee is empowered to review and approve, or in some cases recommend for the approval of the full Board of Directors the annual compensation for the executive officers of the Company. This Committee has the responsibility for establishing, implementing, and monitoring the Company's compensation strategy and policy. Among its principal duties, the Committee ensures that the total compensation of the executive officers is fair, reasonable and competitive.

Objectives and Philosophies of Compensation

         The primary objective of the Company's compensation policy, including the executive compensation policy, is to help attract and retain qualified, energetic managers who are enthusiastic about the Company's mission and services. The policy is designed to reward the achievement of specific annual and long-term strategic goals aligning executive performance with company growth and shareholder value. In addition, the Board of Directors strives to promote an ownership mentality among key leaders and the Board of Directors.

Setting Executive Compensation

         The compensation policy is designed to reward performance. In measuring executive officers' contribution to the Company, the Compensation Committee considers numerous factors including the Company's growth and financial performance as measured by asset growth and net income before taxes among other key performance indicators.

         Regarding most employee compensation matters, management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. The Compensation Committee does not currently engage any consultant related to executive and/or director compensation matters.

         The Company does not subscribe to an exact formula for allocating cash and non-cash compensation. However, a significant percentage of total executive compensation is performance-based. Historically, the majority of the incentives to executives have been in the form of non-cash incentives in order to better align the goals of executives with the goals of stockholders.

Elements of Company's Compensation Plan

         The principal components of compensation for the Company's executive officers are:

         o        base salary
         o        performance-based incentive cash compensation
         o right to purchase the company's stock at a preset price (stock options)
         o        retirement and other benefits

         Base Salary

         The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility. During its review of base salaries for executives, the Committee primarily considers:

         o        market data;
         o internal review of the executives' compensation, both individually and relative to other officers; and
         o        individual performance of the executive.

         Salary levels are typically evaluated annually as part of the Company's performance review process as well as upon a promotion or other change in job responsibility.

         Performance-Based Incentive Compensation

         The management incentive plan gives the Committee the latitude to design cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals, encourage the growth of stockholder value and allow key employees to participate in the long-term growth and profitability of the Company.

         For stock-based programs, the Committee may grant participants stock options which are the only non-cash incentive currently approved by the stockholders of the Company. In granting these awards, the Committee establishes parameters such as vesting schedules and terms of the grants.

         All awards of shares of the Company's stock options are made at the market price at the time of the award.

         Stock Option Program

         The Stock Option Program assists the Company to:

         o enhance the link between the creation of stockholder value and long-term executive incentive compensation;
         o provide an opportunity for increased equity ownership by executives; and
         o        maintain competitive levels of total compensation.

         Stock option award levels are determined based on market data, vary among participants based on their positions within the Company and are granted at the Committee's regularly scheduled meeting. Options are awarded at the NASDAQ's closing price of the Company's Common Stock on the date of the grant. The Committee has never granted options with an exercise price that is less than the closing price of the Company's Common Stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

         All of the options granted by the Committee vest at a rate of 20% per year over the first five years of the ten-year option term. Vesting ceases upon termination of employment for executives and upon departure from the board for independent Board members. Exercise rights normally terminate within a fixed period of 30 days thereafter unless termination or departure is for reasons of disability or death. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights.

         Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program and its Employee Stock Purchase Plan in accordance with the requirements of FASB Statement 123(R).

         Retirement and Other Benefits

         All employees are eligible to participate in the Company's 401-k Retirement Plan. Certain senior officers, including all officers named in the Summary Compensation Table, participate in a non-qualified insurance funded program to provide death and retirement benefits. See "Salary Continuation Agreements" below.

         401-k Retirement Plan

         The Pacific State Bank Retirement 401(k) Plan (the "Retirement Plan") is a qualified plan under the Internal Revenue Code which provides profit-sharing benefits to eligible Bank employees at least 18 years of age with not less than 1 month of service. Participating employees may elect to defer up to 15% of salary each pay period as a contribution to the Retirement Plan, and may make voluntary non-deductible contributions in amounts not to exceed 10% of the employee's aggregate compensation since the employee's date of entry into the Retirement Plan. Federal law limits the amounts which can be contributed annually by individual participants; the Bank is required by the Retirement Plan to make matching contributions equal to one-half of employee deferrals up to the first 6% of such deferrals, and in addition may declare year-end bonus and certain other discretionary contributions to all eligible participants. During 2006, the Bank's contributions to the Retirement Plan totaled approximately $21,000.

         Perquisites and Other Personal Benefits

         The Company provides some executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Some executive officers are provided use of company automobiles.

Compensation Committee Report

         We have reviewed and discussed with management the Compensation Discussion and Analysis provided above in this Proxy Statement. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the

Company's Annual Report on Form 10-K and Proxy Statement for the Annual Meeting of Shareholders.

Submitted by

Dr. Harold Hand
Michael L. Dalton
Steven Kikuchi
Steven A. Rosso
Kathleen M. Verner



                        Summary Compensation Table (2006)

The following table includes information concerning compensation for the one year period ended December 31, 2006 in reference to the named executive officers of the Company.

-----------------------------------------------------------------------------------------

                            Annual Compensation
                           -----------------------                 All Other
                             Year         Salary       Bonus        (1 & 2)       Total
                           ----------   ----------   ----------   ----------   ----------
Steven A. Rosso                  2006   $  235,770   $  100,000   $   31,962   $  367,732
President and Chief
Executive Officer
Gary A. Stewart                  2006   $  162,933   $   50,000   $   24,703   $  237,636
Executive Vice President
and Chief Credit Officer
JoAnne C. Roberts                2006   $   97,500   $   25,000   $   16,925   $  139,425
Senior Vice President and
Chief Financial Officer
-----------------------------------------------------------------------------------------

(1) Includes calculated value of personal use of bank automobile at $15,000 per year and personal benefit derived from club memberships.

(2)  Includes matching contributions to Bancorp's Retirement Plan.


                      Grants of Plan-Based Awards for 2006

         There were no options granted during or for the calendar year ended December 31, 2006 to any of the executive officers listed in the Summary Compensation Table.

                 Outstanding Equity Awards at December 31, 2006

         The following table includes certain information with respect to the value at the calendar year end December 31, 2006 of all unexercised options previously awarded to the executive officers named above.

--------------------------------------------------------------------------
                          Number of     Number of     Option      Option
                         Securities     Securities   Exercise   Expiration
                         Underlying     Underlying   Price ($)     Date
                        Unexcercised   Unexercised
                           Options       Options
                        (Exercisable) (Unexercisable)
 Name
--------------------------------------------------------------------------
Steven A. Rosso
President and
Chief Executive Officer        66,000         44,000    $7.50  10/13/2013
--------------------------------------------------------------------------
Gary A. Stewart
Executive Vice
President                       1,130          1,130    $3.73    3/1/2012
Chief Credit Officer           68,000         36,000    $7.50  10/13/2013
--------------------------------------------------------------------------
JoAnne C. Roberts
Senior Vice President
Chief Financial Officer             0         12,000    $7.50  10/13/2013
--------------------------------------------------------------------------

                    Option Exercises and Stock Vested in 2006

         The following table includes certain information with respect to the options exercised by the executive officers named above during the calendar year ended December 31, 2006.

            ---------------------------------------------------------
            Name                            Option Awards
                                  -----------------------------------
                                     Number of
                                       Shares            Value
                                    Acquired on         Realized
                                      Exercise        on Exercise
                                        (#)               ($)
            ---------------------------------------------------------
            Steven A. Rosso
            President and
            Chief Executive
            Officer
            ---------------------------------------------------------
            Gary A. Stewart
            Executive Vice
            President
            Chief Credit Officer        19,338         $232,536
            ---------------------------------------------------------
            JoAnne C. Roberts
            Senior Vice President
            Chief Financial
            Officer                      6,000         $ 78,000
            ---------------------------------------------------------


                              Employment Agreement

         Bancorp's employment agreement with its president and chief executive officer Steven A. Rosso dated October 20, 2005 includes the following principal terms:

         o The term of employment is five years ending September 30, 2010, with an automatic one-year renewal unless either party gives written notice of renewal prior to the end of the term. In the event of prior termination without cause, Mr. Rosso is entitled to a severance payment of one year's salary plus continuation of all health and welfare benefits for one year.
         o Starting annual salary is $223,084, with annual adjustments in the discretion of the board of directors. Annual Salary for 2006 is included in the Summary Compensation Table.
         o Additional benefits include use of a company automobile, membership in country club and other service clubs, participation in all employment benefits and plans generally available to Company and Bank employees, and reimbursement for Company-related expenses.
         o If Mr. Rosso becomes temporarily or permanently disabled other than as a result of his intentional act, he is to be paid the difference between his contracted rate of compensation and the amounts paid by state disability insurance for a maximum of six months.
         o Incentive compensation is payable tied to certain Bank performance goals.
         o In the event of a change in control of the Company, a pool of five percent (5%) of the total sale value will be established at the close of a transaction above the book value of the Company. Mr. Rosso will be entitled to receive at least sixty percent (60%) of this pool
         o        Five weeks annual vacation.

                         Salary Continuation Agreements

         In order to provide long-term incentive to selected senior executive officers, effective September 30, 2003, the Bank entered into Executive Salary Continuation Agreements (each an "SCA") with six current senior officers of the Company, including two of the named executive officers listed on the Summary Compensation Table, Steven A. Rosso and Gary A. Stewart. A similar agreement with JoAnne Roberts was executed on March 20, 2007. Benefits payable under the SCAs are intended by the Bank to be funded by single-premium life insurance policies that were purchased in connection with entering into the SCAs and of which the Bank is the owner and beneficiary. The cash surrender value of those policies was $6,080,000 at December 31, 2006. Notwithstanding the existence of such policies of insurance, however, the SCAs create no rights or interests in the property or assets of the Bank; the sole obligation of the Bank under the SCAs is an unfunded and unsecured promise to pay money in the future, and the status of any person who may assert a claim pursuant to an SCA is that of an unsecured general creditor of the Bank.

         Generally, each SCA provides the named executive officer with a specified annual money benefit (the "Annual Benefit") payable to the executive or to his named beneficiary or surviving spouse or estate, in that order, for a period of up to 20 years following the executive's retirement upon or after a specified retirement age. If the executive should die or become disabled prior to such specified retirement age, a percentage of the Annual Benefit (on a sliding upward scale depending upon the number of years which elapse between execution of the SCA and the executive's early death or disability) would be payable.

         No Annual Benefit is payable if the executive's employment is terminated for cause or the executive voluntarily terminates his employment with the Company prior to his specified retirement age, but the full Annual Benefit is payable if the executive's employment with the Company is terminated by the Company without cause or, in the case of Mr. Rosso or Mr. Stewart, in connection with a change in control of the Company. The amount of the Annual Benefit also is subject to reduction if in any year it exceeds the compensation expense which (with respect to the payment of such Annual Benefit) the Company may deduct under the Internal Revenue Code of 1986, as amended (the "Code"), or if any portion of the Annual Benefit not waived by the executive constitutes an "excess parachute" payment under the Code.

         Subject to such contingencies, the following table sets forth information regarding benefits payable under the SCAs which are currently in effect between the Company and the named executive officers in the Summary Compensation Table.

---------------------------------------------------------------------------
      Name           Annual   Years Required   Year Annual    Retirement
                     Benefit     For Full        Benefit          Age
                                 Benefit        Commences
---------------------------------------------------------------------------
Steven A. Rosso     $134,587       10        September 2019        65
---------------------------------------------------------------------------
Gary A. Stewart     $ 93,253       10        September 2015        65
---------------------------------------------------------------------------
JoAnne C. Roberts   $ 86,237       10             July 2022        65
---------------------------------------------------------------------------

                 Board of Directors Compensation Table for 2006

         Non-employee directors receive a monthly cash retainer for service as a director A Director who is an officer of the Company or of a subsidiary is not compensated for his or her membership on the Board. During the first quarter of 2006 each director was paid $2,700 per month. This amount was increased to $3,000 per month as of April 1, 2006

         The following table provides compensation information for the one year period ended December 31, 2006 for each non-employee member of the Company's Board of Directors. Compensation information regarding the two management directors is included in the Summary Compensation Table.

-----------------------------------------------------------------------
Name                   Fees Earned or       Option         Total
                        Paid in Cash       Awards (2)

-----------------------------------------------------------------------
Michael L. Dalton          $35,100            None         $35,100
Maxwell M. Freeman         $35,100            None         $35,100
Harold Hand                $35,100            None         $35,100
Patricia Ann Hatton        $35,100            None         $35,100
Steven J. Kikuchi          $35,100            None         $35,100
Yoshikazu Mataga           $35,100            None         $35,100
Russell G. Munson          $21,000            None         $21,000
Kathleen Verner            $35,100            None         $35,100
Philip B. Wallace (1)      $ 8,100            None         $ 8,100
-----------------------------------------------------------------------

(1) Effective April 20, 2006 Philip B. Wallace resigned his position as a director of Bancorp due to health restrictions.
(2) The named directors held outstanding options for the following number of shares of Bancorp Common Stock as of December 31, 2006: Dalton (40.686); Freeman (50,000); Hand (50,000); Hatton (50,000); Kikuchi (50,000); Mataga
     (30,000); Verner (20,000); Wallace (none).


                          Transactions with Management

         Some of the directors and officers of Bancorp and the companies with which those directors and officers are associated are customers of, and have had banking transactions with, Bancorp in the ordinary course of Bancorp's business, and Bancorp expects to have banking transactions with such persons in the future. In the opinion of Bancorp's management, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectability or present other unfavorable features.

             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's directors, executive officers and ten percent or more shareholders of Bancorp's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and reports of changes of ownership of Bancorp's equity securities. Officers, directors and ten percent or more shareholders are required by regulation to furnish Bancorp with copies of all Section 16(a) forms they file. To Bancorp's knowledge, based solely on review of the copies of such reports furnished to Bancorp and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to Bancorp's directors, executive officers, and beneficial owners of 10% or more of Bancorp's equity securities appear to have been met.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The accounting firm of Perry-Smith LLP ("Perry-Smith"), registered public accountants, serves Bancorp as its auditors at the direction of the board of directors and Audit Committee of Bancorp. It is anticipated that a representative of Perry-Smith will be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

Audit Fees

         The aggregate fees billed by Perry-Smith for professional services rendered for the audit of Bancorp's annual financial statements for the fiscal year ended December 31, 2006 and for the reviews of the financial statements included in Bancorp's Quarterly Reports on Form 10-Q for that fiscal year were $112,675; related fees for the year ended December 31, 2005 were $103,605. These amounts represented 74% and 84%, respectively, of the total fee paid to Perry-Smith during these years.

Audit-Related Fees

         The aggregate fees billed by Perry-Smith for audit related services rendered for technical accounting, consulting and research were $1,000; related fees for the year ended December 31, 2005 were $0.00. These amounts represented 0.6% and 0%, respectively, of the total fee paid to Perry-Smith during these years.

Tax Fees

         The aggregate fees billed by Perry-Smith for all tax services rendered to Bancorp for the fiscal years ended December 31, 2006 and December 31, 2005 were $32,390 and $17,205 respectfully. Those amounts represented 21.4% and 14%, respectively of the total fees paid to Perry-Smith during these years.

All Other Fees

         The aggregate fees billed by Perry-Smith for all other services rendered to Bancorp, other than the services described above, for the fiscal years ended December 31, 2006 and December 31, 2005 were $5,500 and $2,130, respectfully. Those amounts represented 3.6% and 2%, respectively of the total fees paid to Perry-Smith during these years. The fees paid in 2006 were related to an interest rate risk review. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

         Before each professional service provided by Perry-Smith was rendered to Bancorp, such service was approved by, and its effect upon Perry-Smith's independence was considered by, the Audit Committee.

                              SHAREHOLDER PROPOSALS

         Next year's Annual Meeting of Shareholders of Bancorp is scheduled be held on May 8, 2008. Any shareholder desiring to submit a proposal for action at the 2008 Annual Meeting of Shareholders which is desired to be presented in Bancorp's Proxy Statement with respect to such meeting, should mail such proposal by certified mail, return receipt requested, to Pacific State Bancorp, 1899 W. March Lane, Stockton, California 95207, Attention: Dr. Harold Hand, Chairman of the Board. All such proposals must be received by Bancorp not later than December 15, 2007. Management of Bancorp will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the December 15, 2007 deadline. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included, and other aspects, are regulated by the Securities Exchange Act of 1934, and regulations adopted there under.

                                  OTHER MATTERS

         Management is not aware of any other matters to come before the Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Meeting, the persons named in this enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with the recommendations of management.

Stockton, California

April 13, 2007

PACIFIC STATE BANCORP


         A COPY OF BANCORP'S ANNUAL REPORT ON FORM 10-K WILL BE MAILED FREE OF CHARGE TO ANY SHAREHOLDER UPON REQUEST. REQUESTS MAY BE MADE BY TELEPHONE AT
(209) 870-3200 OR BY LETTER ADDRESSED TO PACIFIC STATE BANCORP, 1899 W. MARCH LANE, STOCKTON, CALIFORNIA 95207.

                                                                 REVOCABLE PROXY

                             PACIFIC STATE BANCORP

   SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 10, 2007

         The undersigned holder of Common Stock, revoking any Proxy heretofore given, hereby constitutes and appoints Steven A. Rosso and Russel G. Munson and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of Pacific State Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Pacific State Bancorp, to be held Thursday, May 10, 2007, at 6 South El Dorado Street, Stockton, California, at 4:30 p.m. or at any adjournments thereof, upon the following items and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any postponements or adjournments thereof.

      THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THE PROXY, WHEN PROPERLY
 EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED
      "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

       (Continued and to be marked, dated and signed, on the other side)

  ---------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
  ---------------------------------------------------------------------------


  ---------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE                                              Please     [ ]
SHAREHOLDER. UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER, THIS PROXY                                            Mark Here
WILL BE VOTED "FOR" THE FOLLOWING ITEMS:                                                                         for Address
                                                                                                                 Change or
                                                                                                                 Comments
                                                                                                                 SEE REVERSE SIDE

                                                   FOR ALL nominees      WITHHOLD
1. To elect as Directors the nominees set          listed to the left    AUTHORITY to      2. In their discretion, to transact
   forth below.                                    (except as marked to  vote for all         such other business as may properly
01 Michael L. Dalton     06 Yosh Mataga            the contrary as       nominees listed.     come before the meeting.
02 Maxwell M. Freeman    07 Steven A. Rosso        instructed below).
03 Harold Hand           08 Gary A. Stewart                                                THIS PROXY IS SOLICITED BY, AND ON BEHALF
04 Patricia Ann Hatton   09 Kathleen Verner              [ ]                 [ ]           OF, THE BOARD OF DIRECTORS AND MAY BE
05 Steven J. Kikuchi     10 Russel G. Munson                                               REVOKED PRIOR TO ITS EXERCISE.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike           I/we do [ ] or do not [ ] expect to
a line through the nominee's name.                                                      attend this meeting.

______________________________________________________________________________          SHAREHOLDER(S)      Number. of Common Shares

                                                                                        _________________   ________________________

                                                                                        _________________   ________________________

Signature ___________________________________      Signature ______________________________________            Date ________________

Please date and sign exactly as your name(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. WHETHER OR NOT YOU PLAN TO ATTEND
THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

------------------------------------------------------------------------------------------------------------------------------------

                                             ^ FOLD AND DETACH HERE ^